SCHEDULE 14A INFORMATION

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LCNB Corp.

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LCNB CORP.

P.O. Box 59

Lebanon, Ohio 45036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 10, 2007

TO THE SHAREHOLDERS OF LCNB CORP.:

You are cordially invited to attend the annual meeting of the shareholders of LCNB Corp. to be held on Tuesday, April 10, 2007 at 10:00 a.m. at the principal executive offices of LCNB Corp. at 2 North Broadway, Lebanon, Ohio 45036, for the purpose of considering and acting on the following:

1.

Electing two Class II directors to serve until the 2010 annual meeting.

2.

Transacting such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 6, 2007 will be entitled to vote at the meeting.

By Order of the Board of Directors

Stephen P. Wilson

President

March 9, 2007

IMPORTANT

A proxy statement and proxy are submitted herewith.  As a shareholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this annual meeting in person.  The proxy is revocable at any time prior to the exercise thereof by written notice to the company, and shareholders who attend the annual meeting may withdraw their proxies and vote their shares personally if they so desire.

PROXY STATEMENT

LCNB CORP.

P.O. Box 59

Lebanon, Ohio 45036

ANNUAL MEETING OF SHAREHOLDERS

April 10, 2007

INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of LCNB Corp. (also referred to as "LCNB" or the "Company"), in connection with the annual meeting of shareholders to be held at 10:00 a.m. on April 10, 2007 at the principal executive offices of LCNB located at 2 North Broadway, Lebanon, Ohio 45036, or at any adjournments thereof.

The meeting has been called for the following purposes: (i) to elect two Class II directors each for a three year term, and (ii) to transact any other business that may properly come before the meeting or any adjournments thereof.

This Proxy Statement and the accompanying notice of meeting are being mailed to shareholders on or about March 9, 2007.

REVOCATION OF PROXIES, DISCRETIONARY

AUTHORITY AND CUMULATIVE VOTING

LCNB Common Stock can be voted at the annual meeting only if the shareholder is represented by proxy or is present in person.  Shareholders who execute proxies retain the right to revoke them at any time.  Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof.  Proxies may be revoked by (i) written notice to the Secretary of LCNB (addressed to LCNB Corp., P.O. Box 59, Lebanon, Ohio 45036, Attention: Secretary); (ii) by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the meeting; or (iii) in open meeting at any time before it is voted.

Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein.  Where no instructions are indicated, properly executed proxies will be voted for the nominees for directors set forth below.  The proxy confers discretionary authority on the persons named therein to vote with respect to (i) the election of any person as a director where the nominee is unavailable or unable to serve, (ii) matters incident to the conduct of the meeting and (iii) any other business that may properly come before the meeting or any adjournments thereof.  At this time it is not known whether there will be cumulative voting for the election of directors at the meeting.  If any shareholder demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion, to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

PERSON MAKING THE SOLICITATION

The enclosed proxy is being solicited by LCNB and the cost of soliciting proxies will be borne by LCNB. In addition to use of the mails, proxies may be solicited personally or by telephone or facsimile by directors, officers and employees of LCNB who will receive no compensation in addition to their regular compensation.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Each of the shares of LCNB common stock (the "Common Stock") outstanding on March 6, 2007, the record date of the meeting, is entitled to one vote on all matters coming before the meeting.  As of March 6, 2007 LCNB had 3,184,718 shares of Common Stock issued and outstanding.  Only shareholders of record on the books of the Company on March 6, 2007 will be entitled to vote at the meeting either in person or by proxy.  The presence at the meeting of at least a majority of the shares, in person or by proxy, will be required to constitute a quorum at the meeting.

Shareholders of LCNB have cumulative voting rights in connection with the election of directors if notice is given to the president, a vice-president or the secretary of LCNB, not less than 48 hours before the time fixed for holding the meeting, that any shareholder desires that the voting be cumulative.  Cumulative voting rights enable a shareholder to cumulate his or her voting power to give one candidate as many votes as the number of directors to be elected multiplied by the number of shares of Common Stock owned by that person, or to distribute his votes on the same principal among two or more candidates as the shareholder sees fit.  If any shareholder demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion, to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

As of December 31, 2006, the wholly-owned subsidiary of LCNB, Lebanon Citizens National Bank (the "Bank"), beneficially owned 16.23% of LCNB's Common Stock through the operations of the Bank's Trust Department.   Under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who, directly or indirectly, has or shares voting power or investment power over such security.

The table below further describes the beneficial ownership of Common Stock by the Bank.

Name of Beneficial

Number of Shares of Common Stock

Percentage of

                      Owner

            Beneficially Owned

           Common Stock

   Lebanon Citizens National Bank

      517,091(1)

    16.21%

(1)  The shares of Common Stock reflected in this table are held in trust, agency or custodial capacities by Lebanon Citizens National Bank.  In its capacity, Lebanon Citizens National Bank has shared power to vote and/or dispose of the shares reflected in this table.

There has been no change in control of LCNB since the date of the holding company conversion in 1999 effected through the merger between LC Interim Bank, a wholly-owned subsidiary of the Company, and the Bank pursuant to which all of the shareholders of the Bank became all of the shareholders of the Company in the same proportion as their prior interests in the Bank.

The following table sets forth, as of December 31, 2006, the ownership of Common Stock by management of LCNB, including (i) the Common Stock beneficially owned by each director, nominee for director and named executive officer of LCNB and (ii) the Common Stock beneficially owned by all officers, directors and nominees for director as a group.

Name, Position(s) of Beneficial Owner or Director	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding_____

Stephen P. Wilson Chairman, CEO, President	52,663(2)	1.65%
David S. Beckett Director	10,382	0.33%
Spencer S. Cropper Director	5,740	0.18%
Kathleen Porter Stolle Director, Secretary	26,665(3)	0.84%
George L. Leasure Director, Assistant Secretary	12,460(4)	0.39%
William H. Kaufman Director	35,253(5)	1.11%
Steve P. Foster Director, Executive Vice President	6,406	0.20%
Joseph W. Schwarz Director	2,600	0.08%
Rick L. Blossom Director	1,000	0.03%
D.J. Benjamin Jackson Executive Vice President	16,971	0.53%
Bernard H. Wright, Jr. Executive Vice President	22,554(6)	0.71%
Eric J. Meilstrup Executive Vice President	430	0.01%
Leroy F. McKay Executive Vice President	3,240	0.10%
All directors and officers as a group (13 persons)	196,364	6.16%

(1)  The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days.  The number of shares listed for each person includes shares held in the name of spouses, minor children, certain relatives, trusts or estates whose share ownership under the beneficial ownership rules of the Securities and Exchange Commission is to be aggregated with that of the Director or officer whose share ownership is shown. Includes shares subject to outstanding options which are exercisable by such individuals within 60 days as follows: Stephen P. Wilson, 2,823 shares, D.J. Benjamin Jackson, 1,571 shares, Bernard H. Wright, Jr., 1,416 shares, Steve P. Foster, 1,488 shares, and Eric J. Meilstrup, 350 shares.

(2)  Includes 45,340 shares held jointly with Mr. Wilson’s spouse. Does not include 79,600 shares held as Trustee of revocable grantor trusts created by family members.

(3)  Includes 15,200 shares held in an irrevocable trust of which Ms. Stolle is one of several beneficiaries.

(4)  Includes 9,860 shares held jointly with Mr. Leasure's spouse and 800 shares owned by Mr. Leasure's spouse.

(5)  Includes 15,600 shares held in trust, 8,400 shares held jointly with Mr. Kaufman's spouse, and 3,100 shares owned by Mr. Kaufman's spouse.

(6)  Includes 1,620 shares held by Mr. Wright’s spouse. Does not include 52,800 shares held as Co-Trustee  of a charitable trust, or 3,000 shares held as Co-trustee of an irrevocable family trust.

PROPOSAL 1.   ELECTION OF DIRECTORS

LCNB's Regulations provide that its business shall be managed by a board of directors of  not less than five nor more than fifteen persons.  LCNB's Articles of Incorporation divide such directors into three classes as nearly equal in number as possible and set their terms at three years.  Until the passing of Marvin E. Young (a Class II director) in April, 2006, the board consisted of ten persons, with Class I having 3 members, Class II having 3 members, and Class III having 4 members.  The board has made the decision not to fill the vacancy created by Mr. Young’s passing at the present time, therefore Class II will have only 2 members.   In the event the Board does not fill the vacancy, it will take the steps necessary to reconfigure the classes of directors so that the classes are as nearly equal in number as possible.

Assuming that at least a majority of the issued and outstanding Common Shares are present at the meeting so that a quorum exists, the nominees for director of LCNB receiving the most votes will be elected as directors.

The Board of Directors has nominated:

Kathleen Porter Stolle

Joseph W. Schwarz

The nominees have been nominated to serve as Class II directors until the 2010 annual meeting of shareholders and until their respective successors are elected and qualified.  Both Ms. Stolle and Mr. Schwarz are incumbent directors whose present terms will expire at the 2007 annual meeting.

It is intended that common shares represented by the accompanying form of proxy will be voted for the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card. If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors.  The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.  At this time it is not known whether there will be cumulative voting for the election of directors at the meeting.  If any shareholder properly demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

The following table sets forth information concerning the nominees for Class II directors of LCNB.

Nominees for Directors

Name	Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term to Expire
Kathleen Porter Stolle	59	Attorney at Law and President of Elkay Projects, Inc.	Director, Secretary	1994	2010
Joseph W. Schwarz	71	Real Estate Developer	Director	2004	2010

The Board of Directors recommends that shareholders vote for the election of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

Except for the beneficial ownership by the Bank of 16.23% of LCNB's Common Stock previously discussed in this Proxy Statement, to LCNB's knowledge, no director, officer or affiliate of LCNB is the owner of record or beneficially of more than 5% of LCNB's Common Stock, or any associate of any such director, officer, affiliate of LCNB or security holder, is an adverse party to LCNB or any of its subsidiaries or has a material interest that is adverse to LCNB or any of its subsidiaries.

The following table sets forth information concerning the directors of LCNB and the executive officers of LCNB.  Included in the table is information regarding each person's principal occupation or employment during the past five years.

Name, Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term to Expire
Stephen P. Wilson, 56	Banker and President, CEO and Chairman of the Board of the Bank	Director, President, Chairman of the Board	1982	2009
Kathleen Porter Stolle, 59	Attorney at Law and President of Elkay Projects, Inc.	Director, Secretary	1994	2007
George L. Leasure, 74	President and Director of Ghent Manufacturing, Inc.	Director, Assistant Secretary	1994	2008
William H. Kaufman, 63	Attorney at Law	Director	1982	2008
Rick L. Blossom, 59	Consultant, managing partner of Reality Check LLC and former CEO, President and Chairman of the Board of Second Bancorp, Inc. and Second National Bank of Warren, Ohio	Director	2004	2008
Spencer S. Cropper, 34	Certified Public Accountant for Stolle Properties, Inc.	Director	2006	2009
David S. Beckett, 35	President and Director of Dakin Insurance Agency, Inc.	Director	2000	2009
Joseph W. Schwarz, 71	Real Estate Developer	Director	2004	2007
Steve P. Foster, 54	Banker	Director, Executive Vice President, Chief Financial Officer	2005	2008
D.J. Benjamin Jackson, 59	Banker	Executive Vice President, Senior Lending Officer	NA	NA
Bernard H. Wright, Jr., 58	Banker	Executive Vice President, Trust Officer	NA	NA
Eric J. Meilstrup, 39	Banker	Executive Vice President, Cashier	NA	NA
Leroy F. McKay, 55	Banker	Executive Vice President, Trust Officer	NA	NA

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LCNB has engaged and intends to continue to engage in the lending of money through the Lebanon Citizens National Bank, its wholly-owned subsidiary, to various directors and officers of the Company.  These loans to such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or other unfavorable features.

In addition to those banking transactions conducted in the ordinary course, the following related transactions were conducted.  Each of these transactions was made on terms similar to those that could have been negotiated with an unaffiliated third party.

The Bank retained the law firm of Kaufman & Florence during 2006 for legal services in connection with various matters arising in the course of the Bank's business.  William H. Kaufman is a partner in Kaufman & Florence.  Additionally, customers of the Bank are charged for certain legal services provided by Mr. Kaufman's firm in the preparation of various documents.  The Bank contemplates using Mr. Kaufman's firm in the future on similar terms, as needed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires LCNB's officers and directors and persons who own more than 10% of a registered class of LCNB's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required to furnish LCNB with copies of all Section 16(a) forms they file. Based solely on LCNB’s review of the section 16(a) forms received by it and by statements of officers and directors concerning their compliance with the applicable filing requirements, the officers, directors and greater than 10% beneficial owners of LCNB have complied with all applicable filing requirements.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

In the fiscal year ended December 31, 2006 the Board of Directors met on 5 occasions. The directors attended at least 98% of such meetings.  Directors do not receive any compensation from LCNB for their service on the Board of Directors of LCNB. Each director of LCNB also serves as a director of Lebanon Citizens National Bank, the banking subsidiary of LCNB, which meets on a weekly basis, for which each is compensated at a rate of $1,166.66 per month.

The table below summarizes all compensation paid to the directors of LCNB for their services as directors during fiscal year 2006.

Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation $)	Total ($)
Stephen P. Wilson	$14,000	N/A	N/A	$1,933	N/A	N/A	$15,933
David S. Beckett	$14,000	N/A	N/A	$1,933	N/A	N/A	$15,933
Spencer S. Cropper	$ 9,933	N/A	N/A	N/A	N/A	N/A	$ 9,933
Kathleen Porter Stolle	$17,150	N/A	N/A	$2,434	N/A	N/A	$19,584
George L. Leasure	$15,050	N/A	N/A	$2,086	N/A	N/A	$17,136
William H. Kaufman	$14,000	N/A	N/A	$1,933	N/A	N/A	$15,933
Steve P. Foster	$14,000	N/A	N/A	$1,353	N/A	N/A	$15,353
Joseph W. Schwarz	$16,850	N/A	N/A	$2,419	N/A	N/A	$19,269
Rick L. Blossom	$15,200	N/A	N/A	$2,086	N/A	N/A	$17,286

(1)

The compensation paid to the directors of LCNB includes committee fees as follows: S. Cropper, $600.00; K. Stolle, $3,150.00; G. Leasure, $1,050.00; J. Schwarz, $2,850.00; R. Blossom, $1,200.00. Mr. Wilson, Mr. Beckett, Mr. Kaufman, and Mr. Foster are not independent directors and do not receive committee fees.

(2)

The directors, in addition to their base and committee fees, receive a cash award that corresponds to the Bank’s Non-Equity Incentive Plan. The percentage awarded to the officers is used to calculate the directors’ cash award that year.  The award is paid in the following year. This percentage is multiplied by the directors’ base fee plus the committee fee to arrive at the award. The percentage used for the award paid in 2006 was 14.5%.

  The Company has an Audit Committee that serves in a dual capacity as the Audit Committee of the Bank. The members of the Audit Committee are Spencer S. Cropper, George L. Leasure, and Rick L. Blossom. The Audit Committee met a total of 6 times in 2006.  All of the members of the Audit Committee are independent directors. Mr. Blossom serves as the financial expert as defined by the Sarbanes-Oxley Act. The Audit Committee is responsible for engaging independent auditors, reviewing with the independent auditors the plans and results of the audit, and reviewing the adequacy of the Bank's internal accounting controls. The Board of Directors of the Company have adopted a written charter for the Audit Committee.

The Bank also has a Building Committee, Appraisal Committee, Nominating Committee, Trust Committee, Bond Committee, Pension Committee, and Loan Committee. Each of these committees meet as needed. The Building Committee reviews the facility needs and repair and improvement issues of the Bank and its branch and other office buildings.  The members of the Building Committee are Stephen P. Wilson, David S. Beckett, Joseph W. Schwarz, and William H. Kaufman.  The Appraisal Committee reviews the appraisals conducted by the Bank's real estate appraisers to insure that the appraisals are consistent and accurate.  The members of the Appraisal Committee are Stephen P. Wilson, D.J. Benjamin Jackson, Peter Berninger, Matt Layer and Timothy Sheridan.  The Trust Committee reviews the various trusts accepted by the Trust Department of the Bank, reviews trust investments and advises the trust officers in department operations.  The members of the Trust Committee are Stephen P. Wilson, Kathleen Porter Stolle, Bernard H. Wright, Jr., Leroy F. McKay, Joseph W. Schwarz, S. Diane Ingram, Melanie K. Crane, and Steve P. Foster.  The Bond Committee reviews the adequacy of the Bank's blanket bond coverage and recommends any changes in coverage to the Board of Directors of the Bank.  The Bond Committee consists of the entire Board of Directors of the Bank. The Pension Committee reviews the Bank’s defined benefit pension plan. The members of the Pension Committee are Stephen P. Wilson, and Steve P. Foster. The Loan Committee reviews the lending procedures of the Bank and reviews and approves requests for loans in excess of the established lending authority of the officers of the Bank.  The Loan Committee consists of the entire Board of Directors of the Bank.

 The Nominating Committee consists of the independent directors: Spencer S. Cropper, Kathleen Porter Stolle, George L. Leasure, Joseph W. Schwarz, and Rick L. Blossom.  The Nominating Committee does not have a charter.  Decisions concerning nominees for the Board of Directors will be made by the nominating committee and ratified by the entire Board. The Board has not adopted a policy with respect to minimum qualifications for board members.  However, in making its nominations, the committee considers, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.

Historically, the Company has not engaged third parties to assist in identifying and evaluating potential nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and the Board’s contacts are not sufficient to identify an appropriate candidate.

The Company has not received director candidate recommendations from its shareholders and, as such, does not have a formal policy regarding consideration of such recommendations.  However, any recommendations received from shareholders will be evaluated in the same manner that potential nominees suggested by Board members are evaluated. The Company does not intend to treat shareholder recommendations in any manner different from other recommendations.  Shareholders may send director nomination recommendations to Stephen P. Wilson at P.O. Box 59, Lebanon, Ohio 45036.

The Bank has a designated compensation committee. This committee consists of the independent directors of the Bank: Spencer S. Cropper, Kathleen Porter Stolle, George L. Leasure,  Joseph W. Schwarz, and Rick L. Blossom. The committee makes compensation recommendations to the Board of Directors for consideration.

SHAREHOLDER COMMUNICATION WITH BOARD MEMBERS

The Company maintains contact information, both telephone and email, on its website under the heading “Contact LCNB.”  By following the Contact link, a shareholder will be given access to the Company’s toll-free telephone number and mailing address as well as a link to the Corporate email address for providing email correspondence.  Communications sent to that Corporate email address and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the shareholder communication.  In addition, communications received via telephone for the Board of Directors are forwarded to the Board by an officer of the Company.  In addition, shareholders may send communications to the Board or any of its members by sending such communications to the Company, c/o Secretary at P.O. Box 59, Lebanon, Ohio 45036.

CODE OF ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees and a Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Controller. These codes of ethics are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is composed of three independent directors.  The responsibilities of the Audit Committee are set forth in the revised charter of the Audit Committee which was adopted by the Board of Directors of the Company on February 17, 2004.  The Audit Committee reviews and revises if necessary the Audit Charter at least annually and presents it to the Board of Directors for approval. The Audit Committee, among other matters, is responsible for the annual appointment and supervision of the independent public accountants, and reviews the arrangements for and the results of the auditors’ examination of the Company’s books and records and auditors’ compensation.  The Audit Committee reviews the Company’s accounting policies, internal control procedures and systems and compliance activities.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management.  The committee has also reviewed and discussed with J.D. Cloud & Co. LLP ("J.D. Cloud") their independence as auditors, as required to be discussed by SAS 61, as it may be modified or supplemented.

The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as may be modified or supplemented, and, as required, has discussed with J.D. Cloud its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

This report has been submitted by the Audit Committee:

Rick L. Blossom

Spencer S. Cropper

George L. Leasure

MARKET PRICE OF STOCK AND DIVIDEND DATA

Holders and Market Information

LCNB had approximately 581 registered holders of its Common Stock as of December 31, 2006.  The number of shareholders includes banks and brokers who act as nominees, each of whom may represent more than one shareholder.  The Common Stock is currently traded on the Nasdaq Over-The-Counter Bulletin Board service under the symbol “LCNB”.  Several market-makers facilitate the trading of the shares of Common Stock.  Trade prices for shares of LCNB Common Stock, reported through registered securities dealers, are set forth below.  Trades have occurred during the periods indicated without the knowledge of LCNB.

The trade prices shown below are interdealer without retail markups, markdowns or commissions.

2006	High	Low
First Quarter	$38.20	$37.25
Second Quarter	39.00	36.00
Third Quarter	39.57	36.25
Fourth Quarter	37.30	35.75

2005	High	Low
First Quarter	$45.00	$36.50
Second Quarter	40.00	37.25
Third Quarter	38.50	36.60
Fourth Quarter	38.25	36.75

Dividends

The following table presents cash dividends per share declared and paid in the periods shown.

	2006	2005
First Quarter	$0.30	$0.29
Second Quarter	0.30	0.29
Third Quarter	0.30	0.29
Fourth Quarter	0.30	0.29

Total	$1.20	$1.16

It is expected that LCNB will continue to pay dividends on a similar schedule, to the extent permitted by business and other factors beyond management’s control. LCNB depends on dividends from its subsidiaries for the majority of its liquid assets, including the cash needed to pay dividends to its shareholders. National banking law limits the amount of dividends the Bank may pay to the sum of retained net income, as defined, for the current year plus retained net income for the previous two years. Prior approval from the Office of the Comptroller of the Currency, the Bank’s primary regulator, would be necessary for the Bank to pay dividends in excess of this amount. In addition, dividend payments may not reduce capital levels below minimum regulatory guidelines. Management believes the Bank will be able to pay anticipated dividends to LCNB without needing to request approval.

Equity Compensation Plan Information

The following table summarizes share and exercise price information about LCNB’s equity compensation plans as of March 6, 2007.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities remaining available for future issuance under any equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	17,607 shares	$ 33.132	82,393 shares
Equity compensation plans not approved by security holders	NA	NA	NA
Total	17,607 shares	$ 33.132	82,393 shares

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

LCNB has no direct employees.  All officers and other employees performing services for LCNB are employees of the Bank or the Dakin Insurance Agency. The Compensation Committee is a committee of the Board of Directors, made up of the independent members, and is responsible for developing the Bank's executive compensation principles, policies and programs. These include the compensation to be paid to the Chief Executive Officer, Chief Financial Officer and each of the other executive officers of the Company and the Bank.  Stephen P. Wilson, Chief Executive Officer and President and Steve P. Foster, Chief Financial Officer, as directors participate in the deliberations concerning executive officer compensation, however, neither of them participate in the deliberations regarding their personal compensation.

The primary objectives of the Bank's executive officer compensation program are to:

•

Provide a direct link between executive officer compensation and the interests of LCNB and LCNB's shareholders by making a portion of executive officer compensation dependent upon the financial performance of the Bank and the consolidated corporation.

•

Support the achievement of the Bank's annual and long-term goals and objectives as determined by the Bank Board;

•

Establish base salaries targeted at a median level for comparable positions within a comparison group of companies in the banking industry  with incentive opportunities designed to pay total compensation that are above the median for above median performance. Comparison groups used always include the Ohio Bankers League annual compensation study supplemented by other reference sources that may be available.

•

Provide compensation plans and arrangements that encourage the retention of our proven team of executive officers.

In setting annual salaries for the executive officers, the Compensation Committee first considers the compensation paid for similar positions within the comparison group, taking into consideration the particular executive’s experience and level of responsibility. From this analysis, the Compensation Committee sets a benchmark salary for each executive officer. The Compensation Committee then compares the individual performance of the executive measured against the Board of Directors previously determined performance expectations for each executive. Finally, the Compensation Committee establishes each executive’s annual salary using the median salary for similarly situated executives in the comparison group. The salaries of executives whose job performance exceed or fall short of the Board’s established performance objectives may be set above or below the median.

The Bank Board establishes performance objectives for each executive officer on an annual basis.  The performance objectives are tailored to the particular executive officer's area of responsibility within the Bank.  For fiscal year 2006, the executive officers were evaluated based on their performance in the areas set forth below:

Stephen P. Wilson – Act as the Chief Executive Officer of LCNB, providing leadership and motivation to achieve Board approved goals and objectives. Be a spokesperson for LCNB to shareholders, customers, employees, and the media. Insure the integrity of corporate records and various regulatory reports while supervising compliance with all applicable laws and regulations. Insure that proper internal controls are in place and followed to protect the integrity of financial reporting. Communicate to the Board the progress toward goals and objectives, compliance issues, policy exceptions, and operational issues and risks.

Steve P. Foster - Act as the Chief Financial Officer of LCNB, assuring the integrity and accuracy of corporate financial records and various regulatory reports. Supervise the internal auditor, manage the relationship with the internal and external audit firms and act as a liaison to the Board of Director’s Audit Committee. Supervise and direct the Bank’s data processing and item processing functions. Prepare the budget and advise the executive management team and the Board of Directors on progress toward budget goals. Participate as a member of the Bank’s senior management team to develop direction and goals and assist in communicating and supporting management’s priorities.

D.J. Benjamin Jackson - Act as the Chief Lending Officer of LCNB, supervising the Bank’s loan department to insure compliance with all applicable laws and regulations. Maintain high asset quality in the Bank’s loan portfolio by insuring compliance with the Bank’s loan policy and managing any policy exceptions through the Loan Committee and the Board of Directors. Insure the proper maintenance and control of customer and Bank records to insure the integrity of those records. Manage the growth of the loan department to meet budgeted goals using individual goals, incentives, and marketing. Participate as a member of the Bank’s senior management team to develop direction and goals and assist in communicating and supporting management’s priorities.

Bernard H. Wright, Jr.  – Act as the Senior Trust Officer of LCNB, supervising the Bank’s trust department to insure compliance with all applicable laws and regulations. Promote growth in the trust department to insure its future viability and to continue to meet income goals. Supervise and maximize the return on the security portfolios’ of the holding company, the Bank, and the trust department. Encourage and supervise the Bank’s brokerage operation. Support shareholder relations by acting as LCNB’s primary contact with LCNB’s transfer agent. Participate as a member of the Bank’s senior management team to develop direction and goals and assist in communicating and supporting management’s priorities.

David S. Beckett - Act as the President of Dakin Insurance Agency, participating in setting corporate direction and goals and supporting management in achieving those goals. Manage all Dakin Insurance employees to produce a level of profitability that meets or exceeds budgeted sales and income goals. Insure compliance with all applicable laws and regulations governing insurance operations. Seek profitable opportunities to expand Dakin Insurance through internal growth and acquisition.

The total compensation package of executive officers of the Company and the Bank includes: base salary, annual cash bonuses which may be deferred, and stock options. Executive officers also receive other employee benefits generally available to all employees.

In addition to the payment of base salary and the provision of standard employee benefits, the Bank’s compensation program provides executive officers the opportunity to earn additional compensation in the form of incentive cash bonuses and option awards.

The cash bonus program for executive officers is based on the performance of the Company and the performance of the executive officer in meeting assigned goals. Four percent of the bonus is subject to the executive officer meeting goals established at the beginning of each year for each executive officer. The remainder of the cash bonus is linked to the performance of the Company. The Company performance is measured by the return on average assets (ROAA) and is awarded as a percentage of the base salary. The same bonus scale was used in 2005 and 2006. The bonus potential ranged from 5.50% of base salary for an ROAA of 0.80%, to 20.0% of base salary for an ROAA of 1.75%. The four percent cash bonus tied to goals is added to the base percentage. In 2006 the total bonus potential awarded to executive officers was 13.0% based on a ROAA of 1.19% and in 2005 the total bonus potential was 14.5% based on a ROAA of 1.25%.

The Company has an equity incentive plan that provides stock options to certain executive officers. This plan was established in 2002.The Board has established a formula for determining the number of options to be awarded to executive officers.  The formula is as follows:  base salary X matrix factor X 25% / average price per share = options awarded.  The matrix factor used in the formula is derived from a performance matrix created by the Board each year, in December, to be applied for the following year.  The range of matrix factors is from .80 to 1.20.  The y-axis of the matrix is Percentage Growth in Assets Under Management and the x-axis is Earnings Per Share.  "Assets Under Management" means the sum of LCNB total assets, trust and investment assets managed, mortgage loans serviced, business cash management and brokerage account assets.  The intersection on the matrix of the Bank’s actual percentage growth of Assets Under Management and actual Earnings Per Share for the year result in the factor to the use in the option formula.  In 2006, based on actual percentage growth in assets under management of 3.05% and earnings per share of $2.01, the matrix factor was .90, and in 2005 the matrix factor was .98, based on assets under management growth of 5.56% and earnings per share of $2.03. The options are granted by the Board after year-end results are known. The day the Board approves the options is known as the grant date and the exercise price is the market price of the LCNB Corporation stock on that grant date. The options vest according to the following schedule on each anniversary of the Grant Date:

Years after the Grant Date	Vested Percentage

Less than 1	0%
At least 1 but less than 2	20%
At least 2 but less than 3	40%
At least 3 but less than 4	60%
At least 4 but less than 5	80%
At least 5 but no more than 10	100%

Any options which are vested and not exercised within 10 years from the date of the grant shall be deemed expired and no longer exercisable by the eligible person.

The following table summarizes, for the fiscal years indicated, all annual compensation earned by or granted to the Company's Chief Executive Officer, Chief Financial Officer and the most highly compensated executive officers whose annual salary exceeds $100,000, for all services rendered to the Company in all capacities (the "named executives"). The named executives are employees of the Bank, except Mr. Beckett, who is President of Dakin Insurance Agency.  The Bank and Dakin Insurance are wholly-owned subsidiaries of LCNB.  This table reflects annual compensation earned by each of the named executives as a result of their service to LCNB, the Bank, or the Dakin Insurance Agency.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation($)	Non-Qualified Deferred Compensation Earnings($)(2)	All Other Compensation (3)	Total ($)
Stephen P. Wilson, Chairman, President and Chief Executive Officer	2006	$210,000	N/A	N/A	$11,942	$29,725	$83,513	$25,079	$360,260
Steve P. Foster, Executive Vice President and Chief Financial Officer	2006	$120,000	N/A	N/A	$6,579	$16,385	$35,672	$19,550	$198,187
D.J. Benjamin Jackson, Executive Vice President	2006	$123,400	N/A	N/A	$6,913	$17,204	$42,392	$4,209	$194,118
Bernard H. Wright, Jr., Executive Vice President	2006	$111,400	N/A	N/A	$6,237	$15,530	$32,701	$5,726	$171,595
David S. Beckett, President, Dakin Insurance Agency	2006	$105,244	N/A	N/A	N/A	$ 8,720	$ 5,158	$27,587	$146,710

(1)  Assumptions used in determining fair value are disclosed in footnote “Stock Options and Awards” located on page 74 of LCNB’s Annual Report in Form 10-K for the year ended December 31, 2006.

(2)  Includes above market interest paid on the non-qualified deferred compensation plan as follows: Mr. Wilson, $9,279; Mr. Foster, $5,147; Mr. Jackson, $3,782; and Mr. Wright, $4,496. Currently the deferred compensation plan is offered  only to Bank officers, thus Mr. Beckett does not participate. The above market interest rate is calculated by subtracting 120% of the federal long-term rate (4.79%) from the rate paid by the Bank on the deferred compensation funds (currently 8%). The resulting difference of 2.25% was used to calculate the above market interest disclosed in the above table.

Also includes the change in aggregate increase in the actuarial present value of the officer’s accumulated benefit under the Bank’s defined benefit plan as follows: Mr. Wilson, $59,990; Mr. Foster, $30,525; Mr. Jackson, $38,610; Mr. Wright, $28,205; and Mr. Beckett, $5,158. Also includes the change in actuarial present value of Mr. Wilson’s supplemental income plan of $14,244.

(3)  Includes Bank director fees for: Mr. Wilson, $15,933; Mr. Foster, $15,353; and Mr. Beckett, $15,933.

Includes Dakin Insurance director fees for: Mr. Wilson, $500; Mr. Foster, $500; Mr. Jackson, $500; Mr. Wright, $500; and Mr.Beckett, $500.

Includes health and long-term disability payments as follows: Mr. Wilson, $5,473; Mr. Foster, $3,697; Mr. Jackson, $3,709; Mr. Wright, $5,226; and Mr. Beckett, $6,354.

Includes auto allowance for Mr. Wilson of $3,173 and Mr. Beckett of $4,800.

The following table summarizes for fiscal year 2006 each grant of an award under the Company's non-equity and equity incentive plans to the Chief Executive Office, Chief Financial Officer and the most highly compensated executive officers whose salary exceeds $100,000.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards (2) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Stephen P. Wilson	01/30/06		$19,475	$49,200	1,082	1,352	1,623	N/A	N/A	$37.90	$11,942
Steve P. Foster	01/30/06		$10,735	$27,120	596	745	894	N/A	N/A	$37.90	$ 6,579
D.J. Benjamin Jackson	01/30/06		$11,272	$28,476	626	783	939	N/A	N/A	$37.90	$ 6,913
Bernard H. Wright, Jr.	01/30/06		$10,175	$25,704	565	706	848	N/A	N/A	$37.90	$ 6,237
David S. Beckett	01/30/06		$ 5,713	$14,434	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1) Although the Estimated Future Payouts are provided in the table, the awards were granted in 2006 and are  disclosed in the “Summary Compensation Table.”

(2) Grant Date Fair Value of Option Awards granted on January 30, 2006 calculated as (total number of securities underlying options) multiplied by ($9.01).

The executive officers, as well as all employees participate, in a Non-Equity Incentive Plan. This plan rewards employees based on the financial performance of the Corporation as described in the Compensation Discussion and Analysis. The estimated future payouts for the named officers in the above table are calculated using the ROAA scale established by the Compensation Committee and approved by the Board. The target payout is the first ROAA (0.80%) that is rewarded and the maximum payout is the highest ROAA (1.75%) that is rewarded. The appropriate percentage is multiplied by the officer's base salary to determine the cash award.

Only certain executive officers participate in the Equity Incentive Plan; David S. Beckett does not participate. This plan rewards those officers with stock option grants based on a matrix that includes the growth in assets under management as well as the growth in earnings per share as described in the Compensation Discussion and Analysis. The estimated future payouts at the threshold level used assets under management growth of 2.50% and earnings per share of $1.91 resulting in a factor of 0.80. The estimated future payouts at the target level used assets under management growth of 5.00% and earnings per share of $2.11 resulting in a factor of 1.00. The estimated future payouts at the maximum level used assets under management of 7.50% and earnings per share of $2.31 resulting in a factor of 1.20. These factors, with each officer’s base salary are used to calculate the stock option awards.

The following table summarizes, as of the end of fiscal year 2006, for each of the Company’s Chief Executive Office, Chief Financial Officer and the most highly compensated executive officers whose annual salary exceeds $100,000, information concerning unexercised options and unvested stock and equity incentive plan awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Stephen P. Wilson	1,284(1) 564(2) 0(3)	856 846 1,325	N/A N/A N/A	$26.1875 $35.315 $37.90	02/03/13 01/26/14 01/30/16	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Steve P. Foster	676(1) 294(2) 0(3)	450 442 730	N/A N/A N/A	$26.1875 $35.315 $37.90	02/03/13 01/26/14 01/30/16	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
D.J. Benjamin Jackson	714(1) 310(2) 0(3)	476 466 767	N/A N/A N/A	$26.1875 $35.315 $37.90	02/03/13 01/30/16 01/30/16	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Bernard H. Wright, Jr.	643(1) 280(2) 0(3)	429 420 692	N/A N/A N/A	$26.1875 $35.315 $37.90	02/03/13 01/26/14 01/30/16	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A

(1)

Vested 20% in 2004, 20% in 2005, and 20% in 2006.

(2)

Vested 20% in 2005, 20% in 2006.

(3)

Vesting will begin in 2007.

OPTION EXERCISES AND STOCK VESTED

During fiscal year 2006, none of the named executives exercised any options or had any awarded shares of Company stock vest, therefore, the "Option Exercises and Stock Vested" table has been omitted.

Defined Benefit Plan Disclosure

In 1954, the Bank adopted the Lebanon Citizens National Bank Employees Pension Plan that has been amended from time to time to comply with changes in the law (the "Plan").  The Plan is a defined benefit plan that is available to substantially all of the salaried employees of the Bank and Dakin Insurance.  An employee is eligible to participate in the Plan on the July 1st after the attainment of age 21, the completion of 12 months of service, and the completion of at least 1,000 hours of service with the Bank during a plan year.  Participants are eligible for normal retirement after age 65 or the completion of five years of participation in the Plan, whichever is later.  Participants may elect early retirement upon reaching age 60.  The Plan provides a monthly retirement benefit to Bank employees upon retirement in an amount equal to 50% of the participant's average monthly compensation, reduced proportionately (a) if the participant who was hired prior to 2002 has less than 15 years of service at the age 65 or (b) if the participant who was hired after 2001 has less than 30 years of service at age 65.  A participant's average monthly compensation is based on the five consecutive years of a participant's employment with the Bank that produce the highest monthly average.  Benefits are not reduced by Social Security payments or by payments from other sources and are payable in the form of a life annuity (ten years certain).

The following table reflects the estimated annual benefits payable to an employee based upon the average annual compensation levels and years of service.

Average Annual Compensation	Years of Service at Age 65 (if hired prior to 2002)
	10	15	20	25	30
$50,000	$16,667	$25,000	$25,000	$25,000	$25,000
$75,000	$25,000	$37,500	$37,500	$37,500	$37,500
$100,000	$33,333	$50,000	$50,000	$50,000	$50,000
$125,000	$41,667	$62,500	$62,500	$62,500	$62,500
$150,000	$50,000	$75,000	$75,000	$75,000	$75,000
$175,000 $200,000	$58,333 $66,667	$87,500 $100,000	$87,500 $100,000	$87,500 $100,000	$87,500 $100,000
$220,000(1)	$73,333	$110,000	$110,000	$110,000	$110,000

Average Annual Compensation	Years of Service at Age 65 (if hired after 2001)
	10	15	20	25	30
$50,000	$8,333	$12,500	$16,667	$20,833	$25,000
$75,000	$12,500	$18,750	$25,000	$31,250	$37,500
$100,000	$16,667	$25,000	$33,333	$41,667	$50,000
$125,000	$20,833	$31,250	$41,667	$52,083	$62,500
$150,000	$25,000	$37,500	$50,000	$62,500	$75,000
$175,000 $200,000	$29,167 $33,333	$43,750 $50,000	$58,333 $66,667	$72,917 $83,333	$87,500 $100,000
$220,000(1)	$36,667	$55,000	$73,333	$91,667	$110,000

(1) The maximum annual compensation under Internal Revenue Code Section 401(a)(17) for 2006 is $220,000.  Annual compensation in excess of the limitation defined in Section 401(a) (17) is not included in determining average annual compensation for benefit purposes. The annual compensation limit is subject to annual adjustments based on changes in the Consumer Price Index.

The following table summarizes, as of the end of fiscal year 2006, for each of the Company’s Chief Executive Office, Chief Financial Officer and the most highly compensated executive officers whose annual salary exceeds $100,000, information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Stephen P. Wilson	Defined Benefit Plan Supplemental Income	31 10	572,281 427,014	None None
Steve P. Foster	Defined Benefit Plan	29	263,924	None
D.J. Benjamin Jackson	Defined Benefit Plan	32	415,175	None
Bernard H. Wright, Jr.	Defined Benefit Plan	29	332,714	None
David S. Beckett	Defined Benefit Plan	7	35,091	None

The Defined Benefit Plan’s actuarial assumptions used in 2006 included a discount rate of 5.50%, an expected long-term rate of return for Plan assets of 5.50%, and a future compensation rate increase of 4.00%. The expected long-term rate of return on Plan assets was determined using historic returns on investments, adjusted for expected long-term interest rates.

The Bank also maintains a supplemental income plan for the Chief Executive Officer, Stephen P. Wilson.  This plan began January 1, 1996. Mr. Wilson will receive an estimated annual benefit of $86,868.00 upon retirement at the normal retirement age.  Monthly benefits are determined by calculating 2½% of the executive’s highest monthly average compensation and multiplying that sum by the lesser of the executive’s years of service or ten. This benefit is paid in 120 monthly payments.

The following table summarizes, as of the end of fiscal year 2006, for each of the Company’s Chief Executive Office, Chief Financial Officer and the most highly compensated executive officers whose annual salary exceeds $100,000, information concerning each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Stephen P. Wilson	29,725	None	33,868	None	442,166
Steve P. Foster	16,385	None	18,787	None	245,271
D.J. Benjamin Jackson	17,204	None	13,803	None	180,475
Bernard H. Wright, Jr.	15,530	None	16,411	None	214,320

(1)

The Executive Officers’ contributions are also included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

(2)

A portion of the Aggregate Earnings is also included in the Summary Compensation Table under Non-Qualified Deferred Compensation Earnings because the Bank is paying an above market rate on the aggregate balances that the Executive Officers have deferred. Those amounts for each officer are: Mr. Wilson, $9,279; Mr. Foster, $5,147; Mr. Jackson, 3,782; and Mr. Wright, $4,496.

The Bank has a benefit plan which permits executive officers to defer all or a portion of their cash bonus. The deferred compensation balance, which accrued interest at 8% annually, is distributable in cash after retirement or termination of employment. Through the Compensation Committee, the LCNB Board of Directors determines the interest rate that will be used to calculate earnings under the plan.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with management of the Company and has recommended its inclusion in the Company's annual report on Form 10-K and in this Proxy Statement

The Compensation Committee of Lebanon Citizens National Bank:

Rick L. Blossom	George L. Leasure
Spencer S Cropper	Joseph W. Schwarz
Kathleen Porter Stolle

INDEPENDENT PUBLIC ACCOUNTANTS

The independent registered accounting firm selected by the Audit Committee for the current year is J.D. Cloud & Co., LLP, 1100 Mercantile Center, 120 East Fourth Street, Cincinnati, Ohio.  A representative of J.D. Cloud will be present at the Annual Shareholders Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by J.D. Cloud for professional services rendered for the audit of the Company's financial statements and the review of the 10-K for the fiscal year 2006 were $100,000 and were $91,000 for fiscal year 2005.

Audit Related Fees

The aggregate fees billed by J.D. Cloud for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and not reported under “Audit Fees” were $12,590 for fiscal year 2006 and were $10,740 for fiscal year 2005.  Audit related fees consist of an employee benefit plan audits and accounting research/consultation services in fiscal year 2006, and an employee benefit plan audit and accounting research/consultation services in fiscal year 2005.

Tax Fees

The aggregate fees billed by J.D. Cloud for professional services rendered for tax services, were $16,131 for fiscal year 2006, and were $20,775 for fiscal year 2005. Tax fees consist of $12,000 for Federal, state and local income and franchise tax return preparation and $4,171 for other returns and miscellaneous consulting for fiscal year 2006.  Tax fees consist of compliance services of $12,000 and $8,775 in consulting for fiscal year 2005.

As required by the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the approval of all audit and permitted non-audit services performed by the independent public accountants for the Company.  The entire Audit Committee determines whether to approve such services and, therefore, no other pre-approval policies or procedures are currently in place.  The Audit Committee approved 100% of the audit and permitted non-audit services performed by J.D. Cloud.  The Audit Committee has considered and ultimately determined that the provision of any of the non-audit or other services provided by J.D. Cloud to the Company is compatible with maintaining J.D. Cloud’s independence.

2008 ANNUAL MEETING

In order for any shareholder proposals for the 2008 annual meeting of shareholders to be eligible for inclusion in the Company's proxy statement relating to that meeting to be presented for shareholder action at that meeting, they must be received by the Secretary of the Company at P.O. Box 59, Lebanon, Ohio 45036, prior to November 9, 2007.  The form of proxy distributed by the Company with respect to the 2008 annual meeting of shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the meeting (other than management) if the Company does not receive notice of that matter at the above address prior to January 23, 2008.

OTHER MATTERS

The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring other matters before the meeting.  However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

By Order of the Board of Directors

Stephen P. Wilson

Chairman, President and Chief Executive Office

REVOCABLE PROXY

LCNB CORP.

[X]

PLEASE MARK VOTES

AS IN THIS EXAMPLE

ANNUAL MEETING OF SHAREHOLDERS

APRIL 10, 2007

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned hereby appoints W. Jean Bell, E. James Cochran and Keith C. Nixon, and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of LCNB Corp. which the undersigned is entitled to vote at the annual meeting of the shareholders of said Company scheduled to be held on April 10, 2007 at 10:00 a.m. at 2 North Broadway, Lebanon, Ohio or at any adjournments or recesses thereof.

Please mark X in the appropriate box.  The Board of Directors recommends a FOR vote on the proposal.

WITH-

FOR ALL

FOR

HOLD

EXCEPT

1.  Proposal 1.  Election of Directors.  The nominees for Class II

[__]

[__]

[__]

Directors to serve a three-year term and until their successors are elected and qualified are:

Kathleen Porter Stolle

Joseph W. Schwarz

INSTRUCTION:  To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

_____________________________________________________

2.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy  when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR the election of Directors

ALL FORMER PROXIES ARE HEREBY REVOKED

Please be sure to sign and date

Date

this Proxy in the box below

______________________________________

__________________________________________________________________

Shareholder sign above

Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

LCNB CORP.

P.O. Box 59, Lebanon, Ohio  45036

(Please sign exactly as your name appears hereon.  All joint owners should sign.  When signing in a fiduciary capacity or as a corporate officer, please give your full title as such)

Please mark, sign, date and mail this proxy in the envelope provided.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.